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                                                                    Exhibit 4.1


                            HOMESEEKERS/iQUALIFY, LLC

                    Agreement for the Withdrawal of a Member
                                       and
                        Amending the Operating Agreement


         This Agreement is made as of the 28th day of October, 1999 by and between Homeseekers/iQualify, a Nevada limited liability LLC (the "LLC"), with offices located at 953 Dorsey Drive, Incline Village, Nevada, consisting of HomeSeekers.com Incorporated, a Nevada corporation ("Homeseekers"), Finet.com, Inc., a Delaware corporation ("Finet") and Monument Mortgage, Inc., a California corporation ("Monument") (collectively the "Members").

RECITAL

         A. Homeseekers and Finet entered that HomeSeekers/iQualify, LLC Operating Agreement, dated January 16, 1998 (the "Operating Agreement") as the two original members of HomeSeekers/iQualify, LLC, HomeSeekers and Finet each owned an equal fifty (50%) percent interest in the LLC.

         B. Homeseekers, Finet and Monument entered into that Agreement Admitting New Member and Amending the Operating Agreement, dated October 27, 1999 (the "Amendment to Operating Agreement").

         C. Homeseekers desires to sell its interest in the LLC and all of its assets to Finet, and to withdraw as a member of the LLC.

         D. Finet desires to acquire Homeseekers' interest in the LLC, consent with Monument to the withdrawal of Homeseekers as a member of the LLC and amend the Operating Agreement, upon the following terms and conditions.

1.       TRANSFER OF INTEREST

         (a) The assets of the LLC are composed solely of three hundred thousand (300,000) shares of NDS Software common stock (the "Assets") and are represented by NDS Share Certificates Numbers 4640, 4641 and 4642, each in the amount of one hundred thousand shares (the "NDS Shares"), copies of which are collectively attached hereto as Exhibit A to this Agreement.

         (b) Homeseekers agrees to sell and transfer to Finet its 50% interest in the LLC and in all of its Assets, in consideration of Finet transferring to Homeseekers six hundred thousand (600,000) shares of FiNet.com, Inc. common stock (the "Finet Shares"), within fifteen days after the date of this Agreement.


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         (c)      Finet and Monument consent to the withdrawal of Homeseekers as a member of the LLC and Homeseekers' transfer of its 50% interest in the LLC and in all of its Assets to Finet.

2.       INTERESTS OF PARTNERS/MEMBERS

         Upon completion of the transactions described herein, the interests of all the members will be as follows:

                         Homeseekers                   0%
                         Finet                        90%
                         Monument                     10%

3.       OPERATING AGREEMENT

         A copy of the Operating Agreement dated January 16, 1998 is attached to this Agreement as Exhibit B and incorporated in it by this reference, and such agreement will continue in full force and effect except as modified by this Agreement.

4.       OPERATION OF BUSINESS

         (a) Finet and Monument shall, and shall cause their affiliates and the LLC to, as soon as practicable following the date hereof, cease to use any trade names, trademarks, service marks, logos, designs or similar rights to and interests in the name "Homeseekers" or any abbreviation of variation thereof in the operations of their respective businesses or the LLC or on any stationary, business form, packaging, sign or other property, real or personal ("Name Change Process").

         (b) Finet and Monument shall (i) promptly amend the Operating Agreement and (ii) prepare, execute and file within 14 days after date hereof appropriate documents with the Secretary of State of Nevada and any other appropriate authorities where the LLC is qualified to do business to change the name of the LLC so that it does not include the name "Homeseekers" or any name confusingly similar thereto.

         (c) The provisions of sections 4.(a) and (b) above shall not prohibit the sale of the NDS Shares by the LLC prior to the completion of the proposed Name Change Process.

         (d) The business of the LLC will be operated without interruption, in the manner provided by the attached Operating Agreement, except as modified by this Agreement.


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5.       OBLIGATIONS AS TO SHARES

         (a) Finet agrees to exercise its reasonable best efforts to include the Finet Shares in a Registration Statement or Amendment to a current Registration Statement to be filed prior to December 31, 1999.

         (b) Attached collectively hereto as Exhibit C is a form of Opinion Letter ("Opinion Letter") and Form 144, as completed by Finet, which has been reviewed by both Homeseekers and its transfer agent ("Transfer Agent"), each of which have found the form of Exhibit C to be satisfactory so as to comply with the requirements of the restrictive legend attached to the NDS Shares and to allow the sale and transfer of the NDS Shares by the LLC.

         (c) Upon the execution of this Agreement, Homeseekers will direct its Transfer Agent to authorize the transfer of the NDS Shares under Rule 144 of the Securities Act of 1933 after such Transfer Agent has been provided with a legal opinion of the counsel to Finet, in the form of the Opinion Letter attached hereto, together with such other supporting documentation from Finet that such transfer agent may reasonably request.

         (d) Finet and Homeseekers shall each execute and deliver such other documents or certificates required under this Agreement or as may be reasonably requested by the other party to carry out the provisions and purpose of this Agreement,

6.       CONSTRUCTION AND INTERPRETATION

         This Agreement shall be construed and interpreted in accordance with the substantive laws of the State of Nevada.

7.       DESCRIPTIVE HEADINGS

         The descriptive headings of the several articles and sections contained in this Agreement are included for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

8.       MULTIPLE COUNTERPARTS

         This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed as original, and all of which constitute, collectively, one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.


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9.       EFFECTIVE DATE

         For all purposes hereof, this Agreement shall be deemed effective as of the date first written above.



HOMESEEKERS.COM, INC.                    FINET.COM, INC.

    /s/ Gregory L. Costley                          /s/ Gary Palmer
--------------------------------         ------------------------------------
           Signature                                    Signature

      Gregory L. Costley                              Gary Palmer
--------------------------------         ------------------------------------
         Printed Name                                  Printed Name

              CEO                                         CFO
--------------------------------         ------------------------------------
             Title                                        Title


MONUMENT MORTGAGE, INC.

        /s/ Gary Palmer
--------------------------------
           Signature

         Gary Palmer
--------------------------------
         Printed Name

        CFO & Secretary
--------------------------------
             Title


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